SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 24, 2011 (October 18, 2011)

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4927 Calloway Drive
Bakersfield, California 93312
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 18, 2011, Tri-Valley Corporation (“Company”) determined that the previously filed financial statements for:

●	the fiscal quarter ended June 30, 2010 included in its quarterly report on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) on August 2, 2010;

●	the fiscal quarter ended September 30, 2010 included in its quarterly report on Form 10-Q as filed with the SEC on November 3, 2010;

●
the fiscal year ended December 31, 2010 included in its annual report on Form 10-K as filed with the SEC on March 22, 2011 along with the related audit report from its independent registered public accounting firm;

●	the fiscal quarter ended March 31, 2011 included in its quarterly report on Form 10-Q as filed with the SEC on May 9, 2011; and

●	the fiscal quarter ended June 30, 2011 included in its quarterly report on Form 10-Q as filed with the SEC on August 19, 2011 should no longer be relied upon.  Management has determined, with the concurrence of the Audit Committee of the Board of Directors of the Company, that the Form 10-K and Form 10-Qs listed above need to be restated to correct (i) the valuation of, and accounting for, the common stock and warrants issued by the Company in a registered direct offering (“RDO”) of securities in April 2010, (ii) the accounting for incremental and direct costs incurred to issue common stock in connection with the Company's April 2011 private placement and various at-the-market offerings of common stock, and (iii) the accounting for the acquisition of certain steam generator assets from the TVC OPUS 1 Drilling Program, L.P. (the “Restatements”).

Re-Assessment of Valuation of, and Accounting for, RDO Common Stock and Warrants

The Company performed a re-assessment of the valuation of common stock and warrants issued in connection with its April 2010 RDO and concluded that the values assigned to the common stock and warrants issued were overstated by $6.5 million. The net proceeds from the April 2010 RDO of $4.6 million ($5.0 million gross proceeds less $0.4 million of stock issuance costs) should have been allocated to the common stock and each series of warrants issued based upon their relative values at the time of issuance.  This $6.5 million decrease in the recorded values of the common stock and warrants is expected to result in a decrease of an equal amount in charges made to the results of operations for the year ended December 31, 2010, as part of the Restatements.

The Company performed a re-assessment of its accounting for the Series A, B and C warrants issued in connection with its April 2010 RDO and concluded that the Series A and B Warrants were within the scope of Accounting Standards Codification 815-40, “Derivatives and Hedging – Contracts in Entity’s Own Equity” (“ASC 815-40”), formerly Emerging Issues Task Force Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock”.  The Series A and B warrant holders were provided protective pricing features, whereby the exercise price reset to the price per share received by the Company if the Company subsequently issued common stock at a price per share less than the $1.30 per share paid by the investors in connection with the April 2010 RDO. Resetting the exercise price based on a price per share received from other sales of common stock is not an input to an option pricing model, and thus the fair value of the Series A and B warrants were not linked to the Company’s common stock. Accordingly, the Series A and B warrants should have been accounted for as derivative financial liabilities (and not as equity), measured at fair value, with changes in fair value recognized as a gain or loss for each reporting period thereafter.  The Company is expected to recognize $1.8 million of losses in the results of operations for the year ended December 31, 2010 on these derivative instruments as part of the Restatements. The Series C warrants did not have similar protective pricing features and were appropriately accounted for in equity as originally reported.

All of the series A and B warrants were either exercised or exchanged (or contractually committed to be exchanged) prior to December 31, 2010, and none of the series A, B or C warrants are currently outstanding.

Re-Assessment of Accounting for Stock Issuance Costs

The Company performed a re-assessment of its accounting for stock issuance costs incurred in connection with its April 2011 private placement and various at-the-market (“ATM”) offerings of common stock during certain of the periods covered by the Restatements.  The Company has preliminarily determined that $0.2 million and $0.6 million for the year ended December 31, 2010 and six months ended June 30, 2011, respectively, of stock issuance costs were incorrectly charged to the results of operations and should have been recorded as a reduction in the proceeds received from the sales of common stock (i.e. capital in excess of par value).

Re-Assessment of Accounting for Certain Asset Acquisitions from OPUS

The Company performed an analysis of equipment in service on its Claflin property, and determined that steam generators were acquired from the TVC OPUS 1 Drilling Program, L.P. during the periods covered by the Restatements which had not been recognized in the Company’s consolidated financial statements, resulting in an overstatement of the accounts receivable from joint venture partners and an understatement of property and equipment of $1.7 million in the Company’s consolidated balance sheet.  The Company does not expect any impact to the results of operations for the year ended December 31, 2010 or six months ended June 30, 2011 related to this correction.

The Company will be restating its consolidated financial statements included in the Form 10-K and the Form 10-Qs by filing amendments as soon as reasonably practicable. The Company expects to file such amendments before November 14, 2011.

 The quantification of the effects of the Restatements are pending and subject to final determination, but, based on the Company’s preliminary assessments, should result in a combined reduction in the Company’s previously reported net losses for the year end December 31, 2010 and the six months ended June 30, 2011 of $5.5 million, and reductions in net losses per share of $0.13 and $0.01 for these periods then ended, respectively. The Restatements are not expected to impact the Company's previously reported total assets, stockholders’ equity, cash, cash equivalents or net changes in cash and cash equivalents as at and for the year ended December 31, 2010, and as at and for the six months ended June 30, 2011.  There should be no impact to stockholders’ equity for the corrections discussed above because the net reductions in the retained deficit of $4.9 million and $5.5 million as at December 31, 2010 and June 30, 2011, respectively, as originally reported, are offset by equivalent reductions in the capital in excess of par value or additional paid in capital – warrants, as part of the Restatements.

The above disclosures concerning the related impact of the Restatements are estimations only, subject to the Company's finalization of the Restatements, and are subject to change.

In connection with the Restatements, the Company’s Chief Executive Officer and Interim Chief Financial Officer are re-evaluating, with the participation of other members of management, the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting. They have preliminarily concluded that material weaknesses existed with respect to:

●	the Company’s reporting of complex, non-routine transactions; and

●	reconciliation of asset records

as of the end of the periods covered by the Restatements. The first weakness was primarily a result of the Company’s interpretation of the guidance in ASC 815-40 with respect to its application to the Series A and B Warrants, the valuation of common stock and warrants issued by the Company in the RDO, and accounting for incremental and direct costs incurred to issue common stock in the ATMs and April 2011 private placement.  The second weakness was primarily a result of inadequate controls and procedures involving the timely inventory of assets used in oil and gas operating activities.

Management is working on a plan for the remediation of the underlying cause of the Restatements and for the implementation of appropriate policies and controls to avoid errors or deficiencies in accounting procedures and application going forward.

Brown Armstrong Accountancy Corporation, the Company’s independent registered public accounting firm, has indicated it will express an adverse opinion on the Company’s internal control over financial reporting because of the material weakness described above.

The Company’s management discussed these matters with the Audit Committee of the Board of Directors and with Brown Armstrong Accountancy Corporation.

A copy of the press release announcing the need for the Restatements is filed with this Current Report as Exhibit 99.1.

Special Note Regarding Forward-Looking Statements

All statements contained in this report that refer to future events or other non-historical matters are forward-looking statements. These forward-looking statements include the statements regarding the potential errors in previously issued financial statements; the nature, magnitude and scope of potential errors; and Tri-Valley’s investigation and analysis of such potential errors. Although Tri-Valley does not make forward-looking statements unless it believes it has a reasonable basis for doing so, Tri-Valley cannot guarantee their accuracy. These statements are only predictions based on management’s expectations as of the date of this report, and involve known and unknown risks, uncertainties and other factors, including additional actions resulting from Tri-Valley’s continuing internal review, as well as the review by Tri-Valley’s independent auditors, and actions resulting from discussions with or required by the Securities and Exchange Commission and/or the NYSE Amex, along with other risks and uncertainties discussed in our filings with the Securities and Exchange Commission from time to time, including under “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in Tri-Valley’s Annual Report on Form 10-K for the year ended December 31, 2010, and under “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Part II, Item 1A. Risk Factors,” contained in Tri-Valley’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2011, respectively. Except as required by law, Tri-Valley undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this report to conform such statements to actual results or to reflect events or circumstances occurring after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated October 24, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2011	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer